UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         October 26, 2006

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 26, 2006, ScanSource, Inc. issued a press release announcing its financial results for the first quarter ended September 30, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference and also made available through the Company’s website at www.scansource.com.

As previously announced, the Company’s Board of Directors has appointed a Special Committee, consisting entirely of independent directors, to conduct a review of the Company’s stock option grant practices and related accounting issues from the time of its initial public offering in 1994 to the present. The Special Committee is assisted in its review by independent legal counsel and advisors. The review of the Special Committee is in process, and, accordingly, no findings have been made regarding the Company’s stock option grant practices and related accounting issues or the materiality of any issues that may arise in that regard. The Company does not anticipate having additional comment on this topic until the review by the Special Committee is complete. The financial results included in the attached press release do not reflect adjustments, if any, that may be required as a result of the Special Committee’s review, including the impact of any unrecorded non-cash equity-based compensation charges, either on the current period or that may require adjustments to previously reported result.

The information in this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

99.1 – Press release issued by ScanSource, Inc. on October 26, 2006. The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant’s annual and quarterly reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: October 26, 2006	By:	/s/ Richard P. Cleys
	Name: Title:	Richard P. Cleys Vice President and Chief Financial Officer